UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

925 W Georgia Street, Suite 910 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 2G3 (Zip Code)

Registrant’s telephone number, including area code: (604) 424-0984

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2023, Gatos Silver, Inc. (the “Company”) entered into a waiver (the “Waiver”) to its Amended and Restated Revolving Credit Agreement, dated December 20, 2022, among the Company, certain of its subsidiaries from time to time, Bank of Montreal, Chicago Branch, as administrative agent, BMO Capital Markets, as bookrunner and mandated lead arranger, and Bank of Montreal, Chicago Branch and certain financial institutions from time to time, as lenders. The Waiver deferred the Company’s obligation to deliver until May 15, 2023 (i) its audited consolidated financial statements and the Los Gatos Joint Venture’s (the “LGJV”) audited combined financial statements for the years ended December 31, 2021 and 2022, together with the auditors’ report on such audited financial statements, and (ii) its unaudited consolidated financial statements and the LGJV’s unaudited combined financial statements for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022.

The foregoing description of the Waiver is not complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2023, the Company received a notice from the New York Stock Exchange (“NYSE”) stating that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2022 with the U.S. Securities and Exchange Commission.

As disclosed in the Company’s Current Report on Form 8-K filed on April 3, 2023, on March 31, 2023, the Company determined that there was an understatement in the net deferred tax assets in its 70%-owned LGJV that originated in 2021. The Company is in the process of restating the previously issued financial statements of the Company and of the LGJV for the year ended December 31, 2021 and the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 (the “Affected Periods”). The Company is assessing the impact of the timing and recognition of the priority distribution obligation and subsequent payments on the previously recognized income from affiliates. The Company is also unable to file its Annual Report on Form 10-K for the year ended December 31, 2022 until the restatement of the financial statements for the Affected Periods is complete.

In accordance with Section 802.01E of the NYSE Listed Company Manual, the NYSE will closely monitor the status of the Company’s late filing and related public disclosures for up to six months from the date of the filing delinquency (the “Initial Cure Period”). The Company’s common stock will continue to trade on the NYSE during the Initial Cure Period, subject to the Company’s compliance with other continued listing requirements. Notwithstanding the foregoing, if circumstances warrant, the NYSE may commence delisting proceedings at any time.

The Company is working expeditiously to complete and file its Annual Report on Form 10-K for the year ended December 31, 2022, along with restatements of previously issued financial statements of the Company and of the LGJV for the year ended December 31, 2021 and the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022.

The Company issued a press release announcing the receipt of the notice from the NYSE. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

The Company announced that it has postponed its Annual Meeting of Stockholders previously scheduled for May 31, 2023. The meeting will be rescheduled once all required filings with the U.S. Securities and Exchange Commission are filed.

In connection with the foregoing matters, the Company issued a press release. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Wavier No. 4 to the Amended and Restated Revolving Credit Agreement, dated December 20, 2022, among Gatos Silver, Inc., certain subsidiaries of Gatos Silver, Inc. from time to time, Bank of Montreal, Chicago Branch, as administrative agent, BMO Capital Markets, as bookrunner and mandated lead arranger, and Bank of Montreal, Chicago Branch and certain financial institutions from time to time, as lenders
99.1	Press Release, dated April 18, 2023
99.2	Press Release, dated April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: April 19, 2023	By:	/s/ Dale Andres
Dales Andres
Chief Executive Officer